Exhibit 99.1

Contact: Rob Fink FNK IR +1 646.809.4048 rob@FNKIR.com	For Release: October 15, 2019 1:15 p.m. PDT

Quantum Announces Retirement of Clifford Press from the Board of Directors

SAN JOSE, Calif. — October 15, 2019 — Quantum Corporation (OTC: QMCO) announced today that Clifford Press has decided to retire from the Company’s Board of Directors effective today. Mr. Press has served as an independent Director since 2016 and served as the Chair of the Corporate Governance and Nominating Committee and a member of the Audit committee.

“We are very grateful to Clifford Press for his service on Quantum’s Board,” said Jamie Lerner, Quantum’s Chairman of the Board and Chief Executive Officer. “He was appointed to this Board in 2016 by agreement between Starboard Value L.P. and the Company. In his role on the Board and as Chair of the Corporate Governance and Nominating Committee, he played a pivotal role in addressing the governance deficiencies and poor operating performance that had been of great concern to a number of large stockholders. During his tenure, Clifford provided oversight and guidance through an SEC investigation, significant restatement, and replacement of the entire Board of Directors and leadership team. As a result, Quantum has made transformative changes to its strategy and corporate practices. We thank him for his steadfast commitment to restoring our company’s leadership and governance.”

“Shareholder engagement was the catalyst for profound transformation at Quantum,” Press added. “The Company has been restored to responsible and accountable governance, with significant shareholder representation on the Board. I am now reducing my outside directorships as a result of my current executive responsibilities. With the restatement completed and with new business priorities, standards and governance practices focused on innovation and true profitable sales firmly in place, it is the right time for me to step down from the Board. The successful transformation has put the Company in very good hands to realize its full potential.”

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Quantum Announces Resignation of Clifford Press from Board of Directors

October 15, 2019, 1:15 p.m. PDT – Page 2

About Quantum

Quantum technology and services help customers capture, create and share digital content – and preserve and protect it for decades. With solutions built for every stage of the data lifecycle, Quantum’s platforms provide the fastest performance for high-resolution video, images, and industrial IoT. That’s why the world’s leading entertainment companies, sports franchises, researchers, government agencies, enterprises, and cloud providers are making the world happier, safer, and smarter on Quantum. See how at www.quantum.com.

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“Safe Harbor” Statement: This press release contains “forward-looking” statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Specifically, but without limitation, the resignation of Clifford Press from the Board of Directors and related events are forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statements. More detailed information about these risk factors are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 6, 2019. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.